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                                                                    Exhibit 23.1

Form 10-K

                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-02736 and 333-40293) of Southern Peru Copper Corporation of our report dated March 10, 2000, relating to the financial statements which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

March 15, 2000